                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                          MARQUETTE ELECTRONICS, INC.



          The following Restated Articles of Incorporation, duly adopted pursuant to the authority and provisions of Chapter 180 of the Wisconsin Statutes, supersede and take the place of the existing Restated Articles of Incorporation and amendments thereto:

Article 1.  The name of the corporation shall be MARQUETTE ELECTRONICS, INC.

Article 2.  The period of existence shall be perpetual.

Article 3.  The purpose shall be:

               To engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

Article 4. The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class is:


                                                      PAR VALUE PER SHARE OR
                         SERIES        NUMBER OF       STATEMENT THAT SHARES
     CLASS              (IF ANY)        SHARES         ARE WITHOUT PAR VALUE
     -----              --------      ----------      ----------------------
Class A Common          None          30,000,000               $.10
Class C Common          None          50,000,000               $.01

Article 5. The preferences, limitations, designations and relative rights of each class or series of stock, are:

               (1)  Dividends

                    Dividends payable in cash may be declared on the Class A
               Common Shares without the declaration of any dividend on the Class C Common Shares, but no such dividend may be declared on the Class C Common Shares unless a dividend payable at the same time and in an amount one hundred (100) times as great per share is concurrently declared on the Class A Common Shares then outstanding.

               (2)  Liquidation Rights

                    (a) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involun tary, the holders of all of the Common Shares then outstanding shall be entitled to be paid out of the assets of the corpora tion available for distribution to its shareholders, whether such assets are capital, surplus or earnings, based on the number of Common Shares held by each holder, provided that the amount distributed with respect to each Class A Common Share shall be one hundred (100) times as great as the amount distributed with respect to each Class C Common Share.

                    (b) A consolidation or merger of the corporation with or
               into any other corporation or corporations, shall not be deemed to be a liquidation, dissolution or winding up of the corporation as those terms are used in this Paragraph (2).

               (3)  Reorganization

                    In the event of a consolidation or merger of the corporation with or into any other corporation or any other form of reorganization (other than a sale of assets) in which the corporation is not the surviving entity, the amount distributable with respect to or the number of shares or other securities of the surviving entity or other consideration payable or distributable with respect to each Class A Common Share shall be one hundred (100) times as great as the amount distributed or paid with respect to each Class C Common Share.

               (4)  Voting Rights

                    (a) Except as otherwise expressly provided herein, each
               holder of any of the Common Shares shall be entitled to one vote for each share thereof held and except as required by law, the holders of Class A Common Shares and Class C Common Shares shall vote together and not as separate classes.

                    (b) Inapplicability of Wisconsin Statutes Section
               180.25(9)(a). The voting rights of the respective classes of shareholders of this corporation otherwise entitled to vote hereunder, the manner in which such voting rights may be exercised and the number of votes that may be cast by each shareholder entitled to vote shall not be governed by Wiscon sin Statutes Section 180.25(9)(a) regardless of the subject matter being voted upon by the shareholders.

                    (c) Inapplicability of Wisconsin Statutes Section 180.725
               Subsection (2). The voting rights of the respective classes of shareholders of this corporation otherwise entitled to vote hereunder and the manner in which such voting rights may be exercised shall not be governed by Wisconsin Statutes Section
               180.725 Subsection (2) notwithstanding that the subject matter to be voted upon might otherwise be subject thereto.

               (5) Right of First Refusal -- Class C Common Shares

               No holder of the Class C Common Shares may sell, encumber or transfer for value, any Class C common shares without first depositing the certificate(s) evidencing such shares with the Corporation, duly endorsed for transfer, and simultaneously notifying the corporation, in writing, of the proposed transaction including the identity of the transferee and the price or other consideration to be paid. Within thirty (30) days following such deposit and notification, the corporation may purchase such Class C Shares by paying to the holder of such shares the lower of the price offered by the proposed transferee, or one (1c) cent per share by delivery of the purchase price to the holder of such shares, failing which the shares evidenced by the certificate(s) so deposited may be sold in accordance with the proposed transaction. The corporation shall not be obliged to accept transfer or to re-register certificates evidencing any Class C Common Shares without an affidavit of the transferor and transferee or other evidence to the effect that such transfer is without value. A transfer for value, for purposes of this paragraph shall include a transfer of any person which is part of a series of transfers or transactions in which the transferee, or a party or entity related to, or affiliated with, the transferee provides value, directly or indirectly, to the transferor or a person or entity related to, or affiliated with, the transferor."

               (6)  Preemptive Rights
                    -----------------

                    No holder of any of the shares of this corporation shall be entitled, as of right, to purchase or subscribe for any unissued stock of any class, or any additional shares of any class to be issued by reason of any increase of the authorized shares of the corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into shares of the corporation, or carrying any right to purchase any stock of any Class and any unissued shares, or such additional authorized issue of any shares or other securities convertible into shares or carrying any rights to purchase such shares may be issued and disposed of, pursuant to resolutions of the Board of Directors, to such persons, firms, corporations or associations and upon such other terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

               (7)  Other Rights and Preferences
                    ----------------------------

                    Except as otherwise expressly provided herein or as required by law, the rights, preferences, powers, qualifica tions, limitations and restrictions of the Class A Common Shares and Class C Common Shares shall be equal in all respects.

Article 6. The address of the registered office is 8200 West Tower Avenue, Milwaukee, Wisconsin 53223.

Article 7.  The name of the registered agent is Michael J. Cudahy.

Article 8. The number of directors constituting the Board of Directors shall be fixed by the By-Laws.

Article 9. These Articles may be amended by the affirmative vote of the holders of a majority of the shares entitled to vote on the proposal, unless any class or series of shares is entitled to vote thereon as a class, in which event the proposal shall be adopted upon receiving the affirmative votes of holders of a majority of the shares of each class of shares entitled to vote thereon as a class and of the total shares entitled to vote thereon.

Article 10. (a)  The corporation does hereby expressly elect that the requisite affirmative votes of those shares entitled to vote on any proposal to amend its Articles of Incorporation, merge or consolidate with another corporation, sell, lease, exchange or dispose of substan tially all of its assets other than in the regular course of its business, voluntarily dissolve or revoke such voluntary dissolution proceedings and the recitals of votes as to such proposals which are requisite for adoption or approval, shall be a majority of such shares.

            (b) The Board of Directors of the corporation is expressly authorized to make, alter or repeal the By-Laws of the corporation.

            The undersigned officers of MARQUETTE ELECTRONICS, INC. certify that the foregoing restatement of the Articles of Incorporation of said corporation was adopted by the Shareholders on the 13th day of July, 1990, by the following vote:

                                           VOTE ON ADOPTION
                                           ----------------
                               NUMBER OF      NUMBER OF       NUMBER OF
                   NUMBER OF     SHARES      AFFIRMATIVE     AFFIRMATIVE
                    SHARES      ENTITLED        VOTES           VOTES
                  OUTSTANDING   TO VOTE          CAST         REQUIRED
                  -----------  ----------  ----------------  -----------

Class A Common     15,599,805  15,599,805     14,275,002       7,799,903
Class C Common     26,250,000  26,250,000     26,250,000      13,125,001

            EXECUTED in duplicate and seal (if any affixed) this 13th day of July, 1990.



__________________________                    __________________________________
       President                                                    Secretary

This document was drafted by:

MELVIN S. NEWMAN, ESQUIRE
Schoenberg, Fisher & Newman, Ltd.
222 South Riverside Plaza
Suite 2700
Chicago, Illinois 60606
312-648-2300

                           ARTICLES OF AMENDMENT TO
                           ------------------------
               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
               -------------------------------------------------
                          MARQUETTE ELECTRONICS, INC.
                          ---------------------------


     I.   The name of the Corporation is Marquette Electronics, Inc.

     II.  The text of each amendment adopted is as follows:

          (a) Article 1 is amended by deleting Article 1 in its entirety and inserting in lieu thereof a new Article 1, as follows:

     Article 1. The name of the Corporation shall be Marquette Medical Systems,
                Inc.

          (b) Articles 4 and 5 are amended by deleting Articles 4 and 5 in their entirety and inserting in lieu thereof, new Articles 4 and 5 as follows:

          Article 4. The total number of shares of all classes which it shall have authority to issue is One Hundred Ten Million (110,000,000) shares consisting of and designated as Thirty Million (30,000,000) Class A Common Shares, Ten ($.10) cents par value, Fifty Million (50,000,000) Class C Common Shares, One ($.01) cent par value, and Thirty Million (30,000,000) Preferred Shares, without par value.

          Article 5. The preferences, limitations and relative rights of each class of shares are:

     (a)  Class A Common Shares and Class C Common Shares:

          (1)  Dividends

                    Dividends payable in cash may be declared on the Class A Common Shares without the declaration of any dividend on the Class C Common Shares, but no such dividend may be declared on the Class C Common Shares unless a dividend payable at the same time and in an amount one hundred (100) times as great per share is concurrently declared on the Class A Common Shares then outstanding.

          (2)  Liquidation Rights

                    (i) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of all of the Common Shares then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders, whether such assets are capital surplus or earnings, based on the number of Common Shares held by each holder, provided that the amount distributed with respect to each Class A Common Share shall be one hundred (100) times as great as the amount distributed with respect to each Class C Common Share.

               (ii) A consolidation or merger of the corporation with or into any other corporation or corporations shall not be deemed to be liquidation, dissolution or winding up of the corporation as those terms are used in this Paragraph (2).

          (3)  Reorganizations

               In the event of a consolidation or merger of the corporation with or into any other corporation or any other form of reorganization (other than a sale of assets) in which the corporation is not the surviving entity, the amount distributable with respect to or the number of shares or other securities of the surviving entity or other consideration payable or distributable with respect to each Class A Common Share shall be one hundred (100) times as great as the amount distributed or paid with respect to each Class C Common Share.

          (4)  Voting Rights

               (A) Except as otherwise expressly provided herein, each holder of any of the Common Shares shall be entitled to one vote for each share thereof held and except as required by the statutes of the State of Wisconsin, the holders of Class A Common Shares and Class C Common Shares shall vote together and not as separate classes.

               (B) The voting requirements of Subsections 180.1003(3), 180.1103(3), 180.1202(3), 180.1402(3) and 180.1404(2) of the Wisconsin
          Business Corporation Law shall apply and govern the shareholder vote required on a proposal concerning a subject covered by Subsection 180.1003(3), 180.1103(3), 180.1202(3), 180.1402(3) and 180.1404(2).

               (C)  Inapplicability of Wisconsin Business Corporation Law
          Section 180.1131

               The voting rights of the respective classes of shareholders of this corporation otherwise entitled to vote hereunder and, the manner in which such voting rights may be exercised shall not be governed by Wisconsin Business Corporation Law Section 180.1131 notwithstanding that the subject matter to be voted upon might otherwise be subject thereto.

          (5)  Right of First Refusal -- Class C Common Shares

               No holder of the Class C Common Shares may sell, encumber or transfer for value, any Class C Common Shares without first depositing the certificate(s) evidencing such shares with the Corporation, duly endorsed for transfer, and simultaneously notifying the Corporation, in writing, of the proposed transaction including the identity of the transferee and the price or other consideration to be paid. Within thirty (30) days following such deposit and notification, the Corporation may purchase such Class C Common Shares by paying to the holder of such shares the lower of the price offered by the proposed transferee, or one (1c) cent per share by delivery of the purchase price to the holder of such shares, failing which the shares evidenced by the certificate(s) so deposited may be sold in accordance with the proposed transaction. The Corporation shall not be obliged to accept, transfer or to re-register certificates evidencing any Class C Common Shares without an affidavit of the transferor and transferee or other evidence to the effect that such transfer is without value. A transfer for value, for purposes of this paragraph, shall include a transfer by any person which is part of a series of transfers or transactions in which the transferee, or a party or entity related to, or affiliated with, the transferee provides value, directly or indirectly, to the transferor or a person or entity related to, or affiliated with, the transferor.

     (b)  Preferred Shares

          (1) The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing an Articles of Amendment to the Corporation's Articles of Incorporation, without vote of shareholders and in accordance with Section 180.0602 of the Wisconsin Business Corporation Law (a "Preferred Shares Amendment"), to fix or alter from time to time, the designation, powers, preferences and rights of the shares of each such series, and the qualifications, limitations or restrictions thereof so far as not inconsistent with the provisions of this
     Article 5 and to the full extent now or hereafter permitted by the laws of the State of Wisconsin, including the following:

               (A) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (B) The annual rate or rates of dividends payable on shares of such series, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative on the shares of such series, the preferences, restrictions, limitations and conditions upon the payment of dividends, and the dates on which dividends, if declared, shall be payable;

               (C) Whether shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (D) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

               (E) Whether shares of such series shall have a purchase, retirement or sinking fund for the purchase, retirement, or redemption of shares of such series and, if so, the terms and provisions thereof;

               (F) Whether shares of such series shall have conversion privileges and, if so, the terms and provisions thereof, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (G) Whether shares of such series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms and provisions thereof; and

               (H) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

          (2) The holders of the Preferred Shares of each series shall be entitled to receive dividends, when and as declared by the Board of Directors from the funds legally therefor, as they may be entitled to in accordance with the Preferred Share Amendment adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such Amendment. So long as there shall be outstanding any shares of Preferred Shares of any series entitled to cumulative dividends pursuant to any such Preferred Share Amendment providing for the issue of such series, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made on the Common Shares (Class A or Class C), nor shall any Common Shares be purchased, redeemed or otherwise acquired for value by the Corporation (except as provided in Section 5) if at the time of making such payment, declaration, distribution, purchase, redemption or acquisition, the Corporation shall be in default with respect to any dividend payable on or obligation to maintain a purchase, retirement or sinking fund with respect to or to redeem shares of Preferred Shares of any series. The foregoing provisions of this Subsection (b)(2) shall not, however, apply to a dividend payable in Common Shares or to the acquisition of Common Shares in exchange for or through the application of the proceeds of the sale of shares of Common Shares. Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of this Section (b) of this Article 5, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding Common Shares and the Preferred Shares of any series shall not be entitled to participate therein.

     (3) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Shares of each series shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders before any distribution of assets shall be made to the holders of the Common Shares , the amount per share, if any, fixed by the Board of Directors in the Preferred Shares Amendment, plus in each such case an amount equal to any cumulative dividends thereon to the date of final distribution to the holders of the Preferred Shares, and the holders of the Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares of any and all series to participate ratably in all the assets of the Corporation then remaining in accordance with their respective rights and preferences. If upon any liquidation, dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Shares the full amounts to which they shall be entitled, the holders of Preferred Shares of all series shall participate ratably in any distribution of assets according to the respective amounts which would be payable in respect of the Preferred Shares held by them upon such distribution if all amounts payable in respect of the Preferred Shares of all series were paid in full. Neither the statutory merger nor consolidation of the Corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Subsection (3).

     (4) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Shares of any series at the price or prices and on the terms and conditions provided in the Preferred Shares Amendment adopted by the Board of Directors providing for the issue of such series.

     (5) Anything herein or in any Preferred Shares Amendment adopted by the Board of Directors providing for the issue of any series of Preferred Shares contained to the contrary notwithstanding, the rights of the holders of all classes of stock of the Corporation in respect of dividends and purchase, retirement or sinking funds, if any, shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as the Board of Directors shall deem to be necessary or advisable for working capital, for expansion of the Corporation's business (including the acquisition of real and personal property for the purpose) and for any other purpose of the Corporation.

     (6) Except as otherwise provided by the statutes of the State of Wisconsin or by the Preferred Shares Amendment adopted by the Board of Directors providing for the issue of any series of Preferred Shares, the holders of the Preferred Shares shall have no right to vote. The holders of the Preferred Shares shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent.

     (7) Except as otherwise provided by the statutes of the State of Wisconsin or by the Preferred Shares Amendment adopted by the Board of Directors providing for the issue of any series of Preferred Shares, the vote of the holders of all or any portion of the Preferred Shares, as a class, shall not be required for any action whatsoever to be taken or authorized by the shareholders of the Corporation, including any amendment of the Articles of Incorporation.

     (c)  Waiver of Preemptive Rights

     No holder of any of the shares of this Corporation shall be entitled, as of right, to purchase or subscribe for any unissued stock of any class, or any additional shares of any class to be issued by reason of any increase of the authorized shares of the Corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into shares of the Corporation, or carrying any right to purchase any stock of any class and any unissued shares, or such additional authorized issue of any shares or other securities convertible into shares or carrying any rights to purchase such shares may be issued and disposed of, pursuant to resolutions of the Board of Directors, to such persons, firms, corporations or associations and upon such other terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     III. Each of the amendments was adopted on the 15th day of August, 1996, in accordance with Section 180.1003 of the Wisconsin Business Corporation Law.

     Executed in duplicate this 15th day of August, 1996.



                                       ---------------------------------
                                       Timothy C. Mickelson, President



This document was drafted by
Melvin S. Newman

                           ARTICLES OF AMENDMENT TO
                           ------------------------
                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                ----------------------------------------------

                        MARQUETTE MEDICAL SYSTEMS, INC.
                        -------------------------------


I.  The name of the corporation is Marquette Medical Systems, Inc.


II. On December 18, 1996, the Board of Directors of the Corporation, at a duly convened meeting at which a quorum was present did create a series of preferred shares designated as Series A Preferred Shares consisting of 200,000 Series A Preferred Shares, with the following preferences, limitations and relative rights and containing the following terms:

          SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Shares" (hereinafter referred to as the "Series A Preferred Shares") and the number of shares constituting the Series A Preferred Shares shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of Series A Preferred Shares to less than the number of such shares then outstanding, plus the number of such shares received for issuance upon exercise of outstanding options, rights or warrants, or upon conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Shares.

          SECTION 2. DIVIDENDS AND DISTRIBUTIONS. (A) Subject to the rights of the holders of any Preferred Shares of any series (or any similar stock) ranking prior to and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of Common Shares, par value $1.00 per share (hereinafter referred to as the "Common Shares"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first days of May, August, November and February in each year, each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Preferred Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Preferred Shares or fraction thereof. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          SECTION 3. VOTING RIGHTS. The holders of Series A Preferred Shares shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in

     Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Amendment to this Corporation's Articles of Incorporation creating a series of Preferred Shares or any similar shares, or by law, the holders of Series A Preferred Shares and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for the taking of any corporate action.

          SECTION 4. CERTAIN RESTRICTIONS. (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

                (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable to in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

                (iv) redeem or purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares of stock ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication, as determined by the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          SECTION 5. REACQUIRED SHARES. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares subject to the conditions and restrictions on issuance set forth herein or in the Articles of Incorporation.

          SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Series A Preferred Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.


          SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each Series A Preferred Share shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.


          SECTION 8. NO REDEMPTION. The Series A Preferred Shares shall not be redeemable.


          SECTION 9. RANK. The Series A Preferred Shares shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of Preferred Shares of the Corporation.


          SECTION 10. AMENDMENT. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the of Series A Preferred Shares, voting together as a single class.



III. None of the Series A Preferred Shares have been issued.

IV. The foregoing Amendment was adopted by the Board of Directors of the Corporation in accordance with Section 180.0602 and shareholder action was not required.

     Executed in duplicate this 18th day of December, 1996.


                                   ___________________________________________
                                   Timothy C. Mickelson, President



This document was drafted by
Melvin S. Newman